UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: March 29, 2005 (date of earliest event reported)

    Tidelands Bancshares, Inc.
(Exact Name of Registrant as Specified in Its Charter)

    South Carolina
(State or Other Jurisdiction of Incorporation)

000-50707	02-0570232
(Commission File Number)	(IRS Employer Identification No.)

875 Lowcountry Blvd., Mount Pleasant, South Carolina (Address of principal executive offices)	29464 (Zip Code)

    (843) 388-8433
(Registrant's telephone number, including area code)

    n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES

        On March 29, 2005, Tidelands Bancshares, Inc. closed the sale of 1,712,000 shares of common stock at $9.35 per share to qualified investors under an exemption from registration contained in Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D under the Securities Act. The company paid approximately $0.58 per share commission to its exclusive placement agent, Sandler O’Neill & Partners, L.P., on shares sold in this private placement, although it paid a reduced commission of approximately $0.09 per share on 244,385 shares sold to its officers, directors, and certain other shareholders identified by the company. The company received net proceeds from the offering of approximately $15.1 million after deducting placement agent fees of approximately $880,000. The Company will use the net proceeds from the offering to repay the $2.1 million outstanding balance on its line of credit with Nexity Bank and for general corporate purposes, including increasing the capital of its subsidiary, Tidelands Bank, to support asset growth.

        The press release announcing the closing of the offering is filed as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

                 (c)   Exhibits: The following exhibits are filed as part of this report:

Exhibit
Number         Description

99.1                Press Release dated March 30, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDELANDS BANCSHARES, INC.

Dated: March 30, 2005	By: /s/ Robert E. Coffee, Jr.
Robert E. Coffee, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Index          Description

99.1            Press Release dated March 30, 2005.

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